EXHIBIT 10(cq)

MANAGEMENT AGREEMENT

This Management Agreement (“Agreement”) is made by and between Regent Management Services, Limited Partnership (“Manager”), a Nevada Limited Partnership, and Regent Care San Marcos B-3, Limited Partnership, a Nevada Limited Partnership (“Facility”).  This Agreement is entered into effective as of the 1st day of October, 2008.
W I T N E S S E T H
WHEREAS, Facility is the operator of a duly licensed and operating skilled nursing facility under Texas law; and
WHEREAS, Manager has demonstrated capability in providing management services, and specifically, services related to administrative, financial, accounts receivable, accounts payable, payroll, bookkeeping, billing and cost report preparation and filing, and related areas, and analysis of operations, development of business plans, providing plans of correction to regulatory compliance issues, implementation of continuous quality improvement programs, management training, and automation reporting; and
WHEREAS, Facility desires to retain Manager by this Agreement to assist in managing Facility;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties do hereby agree as follows:

ARTICLE I.
COVENANTS OF MANAGER
1.1           General Purpose.
During the term of this Agreement, Manager shall have authority and responsibility to manage and operate the Facility and Manager hereby accepts such responsibility on the terms and conditions, hereinafter set forth.
1.2           Financial Functions.
Day-to-day management of the Facility by Manager shall include, without limitation, the financial functions set forth below:
1.2-1           Prepare an annual budget in accordance with Facility’s established budgeting policy and submit same to Facility for review and approval prior to the commencement of each fiscal year.  The Budget will present income and expense projections on a monthly and an annual basis.  There will be separate line items to cover anticipated capital expenditures.  Manager will be charged with the operation of the Facility in accordance with this Budget.  Manager will meet with Facility as necessary and appropriate or as requested by Facility to update Facility on the economic and operational status of the Facility.
1.2-2           Establish financial controls and monitor Facility expenses in comparison to budget;
1.2-3           Assist Facility personnel as necessary with the establishment and maintenance of accounting, billing and collection procedures, and records;

1.2-4           Assist Facility to prepare on a timely basis all cost and other reports required by Medicare, Medicaid, and other third party payors in connection with the operation of the Facility and review such reports and make recommendations to Facility personnel, where appropriate;
1.2-5           Assist Facility in billing and collecting, in the name of and for the account of Facility, all charges generated by Facility patients.
1.3           Necessary Acts.
Manager shall perform all such acts and things to be done in and about Facility, which shall be necessary to comply with all applicable statutes, ordinances, laws, rules, regulations, orders, and requirements of any federal, state, or municipal government and appropriate departments, commissions, boards, and officers having jurisdiction respecting the use or manner of use of the Facility or the maintenance or operation thereof.
Notwithstanding the foregoing, such actions shall not be taken without the written approval of Facility unless it is provided for in the current Budget or it either involves an emergency, or the failure to promptly comply with any order or violation and shall result in the suspension of operations of the Facility or shall expose any party hereto to the imminent danger of criminal or civil liability; then, in such event, Manager shall cause the same to be done and / or complied with provided further, however, that notice to the Facility of such act shall be given as soon as possible.

1.4           Administrative Duties of Manager.
Manager shall, in the name of Facility, hire, promote, discharge, and supervise the work of the staff performing services at the Facility, including but not limited to, resident care, housekeeping, maintenance, reception, clerical, purchasing, food service, admitting, discharge, hiring, and promotion.  All such employees shall be on the payroll of Facility and Manager shall not be liable to such employees for their wages, compensation, health insurance, or fringe benefits, nor to Facility for any act or omission on the part of such employees unless Manager was negligent in their hiring, discharge, or supervision thereof.  In the hiring of the operating and service employees of the Facility, Manager will use reasonable care to select qualified, competent, and trustworthy employees. Manager shall comply with all laws pertaining to the hiring and retention of employees, including, but not limited to, laws relating to equal opportunity employment and employee disabilities.  Facility is relying upon Manager’s expertise in connection with hiring decisions.  Facility shall have the right to approve all supervisory staff personnel whom Manager proposes to hire.  Manager shall offer only those employee benefits that are approved by Facility.
1.5           Licenses and Permits.
Manager shall obtain and maintain all licenses and permits required of Facility or Manager in connection with the management and operation of the Facility.  Facility agrees to execute and deliver any and all applications and other documents and to cooperate otherwise to the fullest extent with Manager in applying for and obtaining and maintaining such licenses and permits.

1.6           Facility’s Insurance.
Manager shall cause to be placed and kept in force at all times during the term of this Agreement all insurance of the types and in the amounts required by Facility and any creditor of Facility and such other insurance as is normally carried by properties similar in size, type and location as the Facility, including fire and property damage insurance in an amount equal to the replacement cost of the improvements and personal property, wrongful discharge liability coverage, general public liability insurance with limits of liability of not less than One Hundred Thousand Dollars ($100,000.00) and professional liability insurance with limits of not less than One Hundred Thousand Dollars ($100,000.00).  All such insurance shall be effected by policies issued by companies approved in writing by Facility and Manager shall be added as an additional named insured.
1.7           Manager's Insurance.
Manager shall provide insurance or bonding insuring Facility against loss from defalcations and theft by Manager’s employees in an amount not less than One Hundred Thousand Dollars ($100,000.00). All insurance policies shall require thirty  (30) days’ advance cancellation notice to Facility.

1.8           Books, Records and Reports.
During the term of the Agreement, Manager shall cause to be prepared and submitted to Facility and such other parties as designated by Facility, those books and reports as set forth on Exhibit A attached hereto (the foregoing books, records, and reports, as well as those requested by Facility, as hereinafter provided, are collectively referred to as the “Reporting Documents”).  In addition thereto, Manager shall furnish, at Facility’s expense, such additional Reporting Documents as required from time to time by Facility pursuant to a written request to Manager.  All such Reporting Documents shall be furnished within the time frames set forth on Exhibit A, or as set forth in writing by Facility, and shall be complied and prepared in accordance with the directions of Facility.  The parties acknowledge that all costs included in preparation of the Reporting Documents, including but not limited to expenses for personnel, computers, equipment, and supplies, shall be an expense of Manager.  All books and records pertaining to the operation of the Facility shall be the property of Facility.  Facility at its option and expense, may require periodic audits or reviews by certified public accountants of its choosing.
1.9           Collection of Rents.
Manager shall comply with all applicable federal and state laws and regulations governing billing and collection of rents, charges, fees and assessments, and security deposits, and shall maintain its expertise in all matters relating thereto.  All such sums so collected shall be deposited in accounts in banking or financial institutions as forth below.

1.10           Banking and Disbursements.
Manager shall deposit in a banking institution or institutions approved by Facility and in accounts in the name of Facility, all monies furnished by Facility as working funds and all monies received by Manager in connection with the operation of the Facility.  Manager shall prepare checks to pay obligations in such amounts and at such time as the same are required to be made in connection with the operation of the Facility and shall provide Facility with supporting documentation as requested for such payments.  A designated employee of the Manager shall be responsible for signing and mailing checks in accordance with ordinary policies and procedures as set forth by the Board of Facility.  The funds in the foregoing accounts shall be the property of the Facility and shall not be commingled with funds of any other person or entity.
1.11           Operating Supplies.
Manager shall purchase all necessary food, beverages, operating supplies, non-prescription drugs, health care products, hygienic products, and other materials and supplies in the name of, for the account of, and at the expense of Facility.  Manager shall use reasonable care to purchase all such items in reasonable quantities and at reasonable prices.  Manager shall cause all pharmaceutical products of residents or patients to be safely stored and shall comply with all laws concerning controlled substances.

1.12           Equipment.
Manager shall ensure that the Facility has appropriate equipment to properly house, care for, and maintain residents, including wheelchairs, beds, non-prescription medical devices, and equipment, furniture, and other personal property customarily or necessarily used or required in facilities similar to the Facility.  Manager shall consult with Facility to ensure that the Facility satisfies all requirements of law and good operating practices.
1.13           Utilities and Services.
Manager shall enter into contracts in the names of and at the expense of Facility for the furnishing to the Facility of electricity, gas, water, steam, telephone, cleaning (including window cleaning), exterminators, elevator and boiler maintenance, air-conditioning maintenance, master television antennae installation and service, television cable service, laundry service, dry cleaning service, and any other utilities, services, and concessions as are reasonably necessary in connection with the maintenance and operation of property similar to the Facility.

1.14           Maintenance and Repair.
Manager shall cause the buildings, furniture, fixtures, equipment, appurtenances, and grounds of the Facility to be maintained according to the standards deemed mutually acceptable to Facility and Manager, including, but not limited to, interior and exterior cleaning, painting, and decorating of the areas, and repair and maintenance of plumbing, steam fitting, HVAC, electrical, and other systems within the areas, subject to any limitations imposed by Facility in addition to those contained herein. For any one item of repair or replacement, the expense incurred shall not exceed the sum of five thousand dollars ($5,000.00) unless specifically authorized by Facility, provided, however, that emergency repairs, involving manifest danger to life, health, or property, or immediately necessary for the preservation and safety of the Facility, or for the safety of the tenants or occupants, or required to avoid the suspension of any necessary service to the Facility, may be made by Manager irrespective of the cost limitation imposed by this paragraph.  Notwithstanding this authority as to emergency repairs, it is understood and agreed that Manager will, if at all possible, confer immediately with Facility regarding such expenditures.
1.15           Emergency Repairs.
Manager shall make any emergency repairs required to preserve the immediate safety of persons or property or that may be necessary to prevent the imminent cessation of the Facility’s   operation provided that notice of the nature and extent of the repairs shall be given to Facility as soon as practical given the circumstances of the emergency.

1.16           Proper Operation of the Facility; Operating Plan.
Manager shall take all other necessary action to operate the Facility at all times in a first class manner given the nature of the Facility and the Budget.  Manager shall provide Facility with a written operating plan not less than annually which outlines the Manager’s proposals for operating the Facility, including marketing plans, capital improvement plans, resolution of problems, future services, regulatory matters, and other similar matters.
1.17           Qualifications on the Manager’s Duties.
Manager shall supervise the day-to-day operations of the Facility.  Manager will be available to consult with Facility on matters of general policy.  If any duties and responsibilities to be carried out by Manager involve the expenditure of money or the incurring of obligations or settlement of a claim not in litigation, Manager shall not incur the same unless the expense, obligation, or cost is provided for in the then current Budget or with the prior written approval as provided in paragraph 1.3.  Manager shall have no responsibility under this Agreement to take action involving the expenditure of money or the incurring of obligations unless adequate funds therefore are available out of the Facility operations or otherwise are provided by Facility.
1.18           Risk Management.
Manager shall utilize sound risk management policies and practices in connection with the operation of the Facility and shall regularly consult with Facility concerning such matters.

ARTICLE II.
COVENANTS OF FACILITY
2.1           Regulatory Compliance.
Facility represents and warrants that, as of the commencement of the Term of this Agreement, the Facility is in compliance with all applicable federal, state, and local laws, regulations, codes, ordinances, and orders, and has maintained its license as a skilled nursing facility under state law and is certified to participate as a nursing facility under the Medicare and Medicaid programs; and the Facility contains no asbestos or asbestos containing materials, nor any lead based paint, PCB’s or any other matter or substance identified or regulated by any state or federal authority as a “Hazardous Substance”.

2.2           Relation Between Facility and Manager.
Consistent with applicable law, the Facility shall retain ultimate legal responsibility for the proper operation of the Facility and shall retain the authority to discharge such responsibility.  It is expressly agreed and understood that all reports to third parties and all budgets and recommendations submitted by Manager to Facility shall require annual approval prior to Manager’s implementation thereof, which shall be on behalf of and for the benefit of and in the name of Facility.  The Manager shall render services hereunder as an independent contractor and as the delegate of the Facility’s management prerogative in accordance with policies and directives from time to time adopted by the Facility.  Facility shall make a designated representative of Facility available to manager at all times for purposes of receiving and responding to all requests, reports, and recommendations submitted by Manager related to the Facility.  All budgets, requests, reports, and recommendations not expressly disapproved by Facility within 20 days of Manager’s submittal shall be deemed approved.  All third party contracts shall be in Facility’s, not Manager’s, name.
2.3           Facility Funds.
Facility shall provide and make available in a mutually agreeable manner through a checking account of Facility upon which Manager has signatory rights, sufficient good funds to permit the operation of the Facility in accordance with all budgets and recommendations submitted by Manager and approved by Facility.  Facility agrees that it shall not withdraw or authorize withdrawal of any funds from any Facility operating account for any purpose other than payment of operating costs and expenses of the Facility in accordance with a current budget proposed by Manager and approved by Facility.

2.4           Taxes and Assessments.
Facility shall be responsible for the payment of all expenses related to the operation of the Facility.  Manager, on behalf of Facility, shall be responsible for such payment of expenses on behalf of Facility with Facility funds so as to ensure timely payment.  Facility shall pay when due all real and personal property taxes and assessments due and / or accrued against the Facility or any real or personal property related thereto, if applicable, and shall be responsible for protesting all such taxes and related valuations as and when Facility deems necessary.  Facility shall provide Manager with proof of payment of such taxes and assessments from time to time upon Manager’s written requests therefore.
2.5           Benefits.
Facility shall, with Manager’s assistance, fully comply with all applicable laws and regulations having to do with social security, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects in connection with the Facility.  Facility represents that it is and will continue to be an equal opportunity employer and will advertise (to the extent Facility elects to advertise) as such.  Facility shall be responsible for all liabilities, costs, and all employee benefits connected with or related to such employees.

2.6           Relationship with Patients and Payers.
During the term of this Agreement, all patients of the Facility shall remain patients of the Facility with all related obligations, liabilities, and other responsibilities being those of the Facility.  All agreements involving patients and / or residents of the Facility shall be between such patient or resident and Facility.  Manager shall provide recommended forms for such agreements for approval by the Facility.  Facility agrees that Manager may use all such forms to enter into such agreements in the name of and on behalf of Facility, and that Facility shall not modify any such forms after approval of same unless all such modifications are approved in writing by Manager.
2.7           Remodeling, Refurbishing, or Improvement by Facility.
Facility shall provide funds as needed for expenditures to refurbish, alter, rehabilitate, remodel, or otherwise change or improve the Facility, and supervision and expenditures for such work shall be handled in accordance with such arrangements between Manager and Facility as are agreed to between such parties in connection with the specific work of expenditures for refurbishing, remodeling, alteration, or rehabilitation.
2.8           State, Federal, or Local Laws.
Facility shall not take any action, nor fail to take any action, that would prevent or interfere with (A) Manager’s performance of Manager’s obligations under this Agreement, or (B) the operation of the Facility in accordance with Federal, State, or local laws, regulations, or ordinances.

ARTICLE III.
MANAGEMENT FEE
3.1           Management Fee.
As the Management Service Fee, Facility shall pay to Manager during the Term hereof four percent (4%) of the gross adjusted revenue per month generated from operation of the Facility.
3.2           Renewal.
Upon renewal of this Agreement, the Management Service Fee shall be renegotiated accordingly.
3.3           Timing of Payment.
Management Services Fees shall be paid one month in advance on the first day of each month, and shall continue to be paid during time permitted to cure any default under this Agreement.
ARTICLE IV.
TERM
4.1           Term.
The Term of this Agreement shall be for a period of twelve (12) months, commencing on October 1, 2008 (“Commencement Date”) and ending September 30, 2009.
4.2           Termination.
This Agreement shall terminate in the event the following occurs:
4.2-1           Optional Termination.
In the event either party shall, with or without cause, at any time give to the other at least one hundred twenty (120) days prior written notice, this Agreement shall terminate on the future date specified in such notice.

4.2-2           Termination with Cause.
In the event of any breach or default by either party hereto (“Defaulting Party”) of any such party’s obligations or representations or warranties hereunder, the other party hereto (“Non-Defaulting Party”) shall give the Defaulting Party thirty (30) days written notice of intent to terminate the Agreement for reason of such default, and the Defaulting Party shall have such thirty (30) day period to cure such breach or default (provided, however, that as to any breach of Facility’s obligations to provide sufficient available funds for Facility operation as provided in this Agreement, a reasonable time shall be deemed to be three (3) business days).
If any such breach or default continues past such thirty (30) day cure period, the Agreement shall terminate.  It is further provided that, if any license materially necessary for the operation of the Facility is revoked or suspended, or if there is any dissolution or termination of the legal existence of Facility, or any bankruptcy, insolvency, or assignment for the benefit of creditors of Facility, then Manager shall have the right to terminate this Agreement upon ten (10) days written notice to Facility.  If this Agreement terminates or is terminated, Facility shall pay Manager all compensation earned or accrued and as yet unpaid prior to such termination.

ARTICLE V.
ASSIGNABILITY
This Agreement and the rights, interest, and benefits hereunder shall not be assigned, transferred, pledged, sold, conveyed, or encumbered in any way by either party without the written consent of the other party.

ARTICLE VI.
RIGHT OF FIRST REFUSAL
In the event during the term of this Agreement, Facility receives an offer from a third party to purchase or lease the Facility or any part thereof which the Facility finds acceptable (“Offer”), Facility shall give Manager written notice of such offer, including all terms thereof, and Manager, or any entity affiliated with Manager, shall have the right to purchase or lease the Facility or portion thereof affected by the Offer on the same terms and conditions as in the offer, which right must be exercised, if at all, by Manager’s written notice of such exercise delivered to and received by Facility within forty-five (45) days from the date of Facility’s notice to Manager.  Such notice shall not be effective to exercise the right if it contains any material term additional to or materially different from those contained in the Offer.  If Facility has not received Manager’s written notice of exercise of the right as aforesaid by the close of business on the 45th day after the date of notice of the Offer to Manager, Manager’s rights under this Article VI shall terminate and Facility shall be free to enter into a contract with and sell or lease the Facility or portion thereof to the third party pursuant to the Offer, and if such sale or lease closes, Facility shall so notify Manager, and Manager shall have the right to terminate this Agreement upon sixty (60) days written notice to Facility, but Manager shall otherwise continue under the provisions of this Agreement.  If Manager does timely and properly give notice of its exercise of its rights of first refusal, Manager shall continue to be obligated under the provisions of this Agreement until the closing of Manager’s purchase or lease under the terms of this Article VI.  Manager shall have the right to record a memorandum of the agreements contained in this Article VI. in the Official Public Records of Real Property of the county in which the Facility is located.

ARTICLE VII.
MISCELLANEOUS
7.1           No Waiver of Rights or Remedies.
No failure or delay by any party hereunder in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no singular or partial exercise thereof shall preclude any other right, power, or privilege.
7.2           Severability.
Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately there from and shall not be affected thereby.
7.3           Notices.
All notices, demands, consents, and reports provided for in this Agreement which are required to be in writing shall be given to the parties at the addresses set forth below or at such other address as they individually may specify thereafter in writing:
FOR FACILITY:                                                      Regent Care San Marcos B-3, Limited Partnership
C/o Brian M. Pribyl
850 East Anderson Lane
Austin, Texas 78752

FOR MANAGER:                                                      Regent Management Services, Limited Partnership
Mr. Charles D. Milos
2302 Postoffice Street, Suite 402
Galveston, Texas 77550

Such notice or other communication may be mailed by United States registered or certified mail, return receipt requested, postage prepaid and may be deposited in a United States Post Office or a depository for the receipt of mail regularly maintained by the post office.  Such notices, demands, consents, and reports may also be delivered by hand, or by any other method or means permitted by law.

7.4           Attorney’s Fees.
Each party agrees to pay any other party who shall prevail in final adjudication of any matter hereunder, without demand, all reasonable attorney’s fees, costs, and expenses incurred by such party in enforcing any provisions of this Agreement.
7.5           Choice of Law.
It is the intention of the parties that the laws of Texas should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of its parties.
7.6           Counterparts.
This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties.
7.7           Entire Agreement.
The foregoing constitutes the entire Agreement.  No other agreements, written or verbal exist other than this Agreement which both parties have set their hand to herein.
7.8           Modification.
There shall be no modification of this Agreement unless said modification is evidenced in writing and signed by both parties.

7.9           Indemnification.
EACH PARTY HERETO HEREBY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE OTHER PARTY HERETO AND THE INDEMNIFIED PARTY’S RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, AND AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LIABILITIES, INJURIES, LOSSES, SUITS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, PENALTIES, FINES, LEVIES, FEES, COSTS, AND EXPENSES INCLUDING, BUT NOT LIMITED TO, COURT COSTS, COSTS OF ALTERNATIVE DISPUTE RESOLUTION, ATTORNEYS FEES (WHETHER OR NOT LITIGATION IS COMMENCED) (COLLECTIVELY “CLAIMS”) OF WHATEVER NATURE OR TYPE THAT SUCH INDEMNIFIED PARTY OR PARTIES MAY HEREAFTER SUFFER, INCUR, OR REASONABLY PAY OUT BY REASON OF ANY INJURY (INCLUDING DEATH OR DAMAGE TO PERSONS OR PROPERTY SUSTAINED) OR PURPORTED TO HAVE BEEN SUSTAINED BY ANY PERSON OR THING AS A RESULT OF ANY NEGLIGENT OR INTENTIONAL ACT OR OMISSION OF THE INDEMNIFYING PARTY, ITS EMPLOYEES, AGENTS, REPRESENTATIVES, INDEPENDENT CONTRACTORS, LABORERS, MATERIALMEN, AND SUPPLIERS IN CONNECTION WITH SUCH PARTY’S OBLIGATIONS UNDER THIS AGREEMENT; OR BY REASON OF ANY BREACH OR DEFAULT OF THE INDEMNIFYING PARTY IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT.
The provisions of this Section 7.9 shall survive the termination or expiration of the Agreement.

7.10           Non-discrimination.
Neither party to this Agreement will discriminate on the basis of race, color, sex, religion, national origin, or handicap in the performance of this Agreement.
7.11           Confidentiality.
Facility acknowledges and agrees that the systems, methods, procedures, written materials, and controls employed by Manager in the performance of this Agreement (i) are confidential and proprietary in nature, (ii) shall always remain the property of Manager, and (iii) shall not at any time in the future be disclosed to any third parties or utilized, distributed, copied, or otherwise used by Facility or its employees or its agents in any manner whatsoever without the express written consent of Manager, specifically, President of Manager.  Neither party shall at any time or in any manner, without the express written consent of the other party or as required by applicable laws or regulations, directly or indirectly, disclose, divulge, or communicate to any person not in its employ or any entity not controlled by or in control of it, any information concerning any matter which is set forth in this Agreement.
7.12           Employment of Related Personnel.
During the term of this Agreement and for one year commencing with the date of expiration or termination of this Agreement, neither party shall directly or indirectly solicit, recruit, or otherwise employ any employee, of the other party hereto.  Remedies for breach of this covenant shall include damages, specific performance, and injunctive relief.

7.13           No Violation.
Neither party shall be deemed to be in violation of this Agreement if such party was prevented from performing its duties or obligations under this Agreement by reason(s) beyond such party’s control, including but not limited to: flood, storm, terrorism, strikes, acts of God, or the public enemy, or statute, ordinance, regulation, rule or action of any applicable governmental entity.
7.14           Non-Competition.
Facility understands and agrees that Manager is in the business of offering and performing, and in fact does now and intends to continue to offer to and perform for third parties in business similar to that of Facility, services such as those provided to Facility pursuant to this Agreement, and that Manager shall have full rights to continue to so do, except solely to the extent expressly provided in this Section 7.15.  During the term of this Agreement, Manager shall not manage any existing nursing home facility for any third party nor operate any new nursing home if any such nursing home facility is of such a nature operationally as to constitute direct competition with the Facility, and is located within two (2) miles of the Facility.
7.15           Continuous Use of Facility.
Facility shall perform or cause the performance of all obligations under all leases, mortgages, and other instruments affecting Facility’s rights to use and occupy the property comprising the Facility.  Any breach under any such instrument, or any restriction, denial, or challenge by any third party of Manager’s use or occupancy of the Facility as a nursing home shall be an event of default hereunder; whereupon Manager shall have the right to terminate this Agreement upon written notice to Facility.

In Witness whereof, the Parties have caused this Agreement to be executed on their respective Corporate Names and by their respective representatives thereon to be duly authorized, and this Agreement to be effective as of the 1st day of October, 2008.

“FACILITY”

Regent Care San Marcos B-3, Limited Partnership

By: Regent Care San Marcos B-1, LLC., General Partner

By:/S/Brian M. Pribyl
Brian M. Pribyl, Manager

“MANAGER”

Regent Management Services, Limited Partnership

By: RCC Management Services, Inc., General Partner

By:/S/ Charles D. Milos
Charles D. Milos, President

EXHIBIT A
REPORT COMPONENTS

Set forth below is a list of the Reports to be provided to Facility.

1.           Monthly statement of income and expenses, with a comparison to budget, for both the month and the year-to-date on accrual basis only;

2.           Monthly trial balance;

3.           Monthly analysis of significant variances from budget;

4.           Monthly balance sheet;

5.           Certain other management reports reasonably requested by Facility from time to time.

Monthly reports shall be delivered to Facility by the twentieth (20th) day of next succeeding month.  Quarterly reports shall be delivered to Facility by the twentieth (20th) day after each calendar quarter. Annual reports shall be delivered to Facility by the thirtieth (30th) day after the end of each calendar year.